                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                _______________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                _______________

                                PRIMESTAR, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                 84-1441684
(State of incorporation or organization)  (I.R.S. Employer Identification No.)

      8085 SOUTH CHESTER, SUITE 300
          ENGLEWOOD, COLORADO                                  80112
(Address of principal executive offices)                    (Zip Code)

If this form relates to the registration      If this form relates to the
of a class of securities pursuant             registration of a class of
to Section 12(b) of the Exchange Act and      securities pursuant to Section
is effective pursuant to General              12(g) ofthe Exchange Act and is
Instruction A.(c), please check the           effective pursuant to General
following box. [_]                            Instruction A.(d), please check
                                              the following box. [X]


Securities Act registration statement file number to which this form relates: 333-45835

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                    Name of Each Exchange on Which
     to be so Registered                    Each Class is to be Registered
   -----------------------                 --------------------------------
            NONE                                         NONE

Securities to be registered pursuant to Section 12(g) of the Act:

     CLASS A COMMON STOCK, $.01 PAR VALUE PER SHARE
               (Title of Class)

     CLASS B COMMON STOCK, $.01 PAR VALUE PER SHARE.
               (Title of Class)

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
          -------------------------------------------------------

          The securities to be registered hereby are the Class A Common Stock, $.01 par value per share, of PRIMESTAR, Inc. (the "Registrant") and the Class B Common Stock, $.01 par value per share, of the Registrant (collectively, the "PRIMESTAR Stock").

          Reference is made to Amendment No. 1 to the Registration Statement on Form S-4 of the Registrant, as filed with the Securities and Exchange Commission on February 9, 1998, Registration No. 333-45835 (the "Form S-4 Registration Statement"). The Form S-4 Registration Statement relates to the offering and sale by the Registrant of shares of PRIMESTAR Stock to be issued in connection with the proposed merger of the Registrant and TCI Satellite Entertainment, Inc., subject to regulatory approval and other conditions, as described in the Form S-4 Registration Statement (the "TSAT Merger"). The Registrant has applied for inclusion of the PRIMESTAR Stock on The National Market tier of The Nasdaq Stock Market under the symbols "PSTRA" and "PSTRB," respectively, to be effective upon the closing of the TSAT Merger.

          For a description of the PRIMESTAR Stock and the other capital stock of the Registrant, please see the information set forth under the caption "DESCRIPTION OF NEW PRIMESTAR CAPITAL STOCK" in the Proxy Statement/Prospectus which forms a part of the Form S-4 Registration Statement, as filed with the Securities and Exchange Commission on February 12, 1998, pursuant to Rule 424(b) under the Securities and Exchange Act of 1934, which information is incorporated herein by reference. For convenience of reference, a copy of such information is filed as Annex A hereto.

ITEM 2.  EXHIBITS
         --------

          The following exhibits are filed as part of this Registration Statement on Form 8-A (in addition to Annex A attached hereto):

1. Form of Restated Certificate of Incorporation of PRIMESTAR, Inc. (Incorporated herein by reference to Exhibit 3.1 of the Form S-4 Registration Statement).

2. Form of Bylaws of PRIMESTAR, Inc. (Incorporated herein by reference to Exhibit 3.2 of the Form S-4 Registration Statement).

3. Specimen Stock Certificate for the Class A Common Stock, $.01 par value per share, of PRIMESTAR, Inc. (Incorporated herein by reference to Exhibit 4.3 of the Form S-4 Registration Statement).

4. Specimen Stock Certificate for the Class B Common Stock, $.01 par value per share, of PRIMESTAR, Inc. (Incorporated herein by reference to Exhibit 4.4 of the Form S-4 Registration Statement).

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5.   Form of Stockholders Agreement among PRIMESTAR, Inc., Time Warner
     Entertainment Company, L.P. ("TWE"), Advance/Newhouse Partnership ("Newhouse"), Comcast Corporation ("Comcast"), Cox Communications, Inc. ("Cox"), MediaOne of Delaware, Inc. ("MediaOne"), GE American Communications, Inc. ("GE Americom") and John C. Malone (Incorporated herein by reference to Exhibit 2.13 of the Form S-4 Registration Statement).

6. Form of Registration Rights Agreement among PRIMESTAR, Inc., TWE, Newhouse, Comcast, Cox, MediaOne, GE Americom and John C. Malone (Incorporated herein by reference to Exhibit 2.14 of the Form S-4 Registration Statement).

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              PRIMESTAR, INC.



                              By:   /s/ Kenneth G. Carroll
                                  ------------------------
                                    Kenneth G. Carroll
                                    President

Date: March 5, 1998

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                                                                        ANNEX A

                  DESCRIPTION OF NEW PRIMESTAR CAPITAL STOCK

GENERAL

  The following description of New PRIMESTAR's capital stock is intended as a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the applicable provisions of the DGCL and to the New PRIMESTAR Charter and the New PRIMESTAR Bylaws. The complete text of the forms of the New PRIMESTAR Charter and the New PRIMESTAR Bylaws are attached as Appendices E and F, respectively, to this Proxy Statement/Prospectus.

  New PRIMESTAR will be authorized to issue 1,430,000,000 shares of capital stock, of which (i) 850,000,000 shares will be of a class designated as New PRIMESTAR Class A Common Stock, (ii) 50,000,000 shares will be of a class designated as New PRIMESTAR Class B Common Stock, (iii) 30,000,000 shares will be of a class designated as New PRIMESTAR Class C Common Stock,
(iv) 150,000,000 shares will be of a class designated as New PRIMESTAR Class D Common Stock and (v) 350,000,000 shares will be of a class designated as New PRIMESTAR Preferred Stock, issuable in series.

  Upon consummation of the Restructuring Transaction, New PRIMESTAR estimates that there will be approximately 175,200,000 shares of New PRIMESTAR Class A Common Stock, 8,500,000 shares of New PRIMESTAR Class B Common Stock and 13,800,000 shares of New PRIMESTAR Class C Common Stock outstanding. TSAT will own 100% of such shares of New PRIMESTAR Class B Common Stock and approximately 36% of such shares of New PRIMESTAR Class A Common Stock. If the TSAT Merger is consummated, all such shares owned by TSAT will be canceled, and (i) each outstanding share of TSAT Series B Common Stock on the TSAT Closing Date will be converted into the right to receive one share of New PRIMESTAR Class B Common Stock, and (ii) each outstanding share of TSAT Series A Common Stock on such date will be converted into the right to receive one share of New PRIMESTAR Class A Common Stock. See "THE RESTRUCTURING AGREEMENT--Consideration to be Received in the Restructuring Transaction" and "THE TSAT MERGER AGREEMENT--Consideration to be Received in the TSAT Merger." No shares of New PRIMESTAR Class D Common Stock or New PRIMESTAR Preferred Stock will be issued in connection with the Restructuring Transaction or the TSAT Merger. If the ASkyB Transaction is consummated, New PRIMESTAR will file a certificate of designation establishing a series of New PRIMESTAR Preferred Stock to be designated as New PRIMESTAR Convertible Preferred Stock. The ASkyB Agreement provides for the issuance of a number of shares of New PRIMESTAR Convertible Preferred Stock having an aggregate stated liquidation value equal to the remainder ASkyB Valuation, minus the aggregate original principal amount of the New PRIMESTAR Convertible Subordinated Notes.

COMMON STOCK

  The rights of holders of New PRIMESTAR Class A Common Stock, New PRIMESTAR Class B Common Stock, New PRIMESTAR Class C Common Stock and New PRIMESTAR Class D Common Stock are identical except as provided below. All of the shares of New PRIMESTAR Common Stock issued pursuant to the Restructuring Transaction and the TSAT Merger will be validly issued, fully paid and nonassessable.

 VOTING

  Holders of New PRIMESTAR Class A Common Stock are entitled to one vote for each share of such stock held, holders of New PRIMESTAR Class B Common Stock are entitled to ten votes for each share of such stock held and holders of New PRIMESTAR Class C Common Stock are entitled to ten votes for each share of such stock held, on all matters presented to such stockholders. Holders of New PRIMESTAR Class D Common Stock are not entitled to any voting rights with respect to such shares, except as may be required by law. Except as otherwise required by applicable law or the New PRIMESTAR Charter (including, without limitation, the provisions of the New PRIMESTAR Charter with respect to the election of Class B Directors and Class C Directors and stockholder supermajority rights), and subject to the rights of holders of any series of New PRIMESTAR Preferred Stock that may be issued from time to time, the holders of shares of New PRIMESTAR Voting Common

                                      A-1
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Stock vote as a single class on all matters with respect to which a vote of the stockholders of New PRIMESTAR is required under applicable law, the New PRIMESTAR Charter or the New PRIMESTAR Bylaws or on which a vote of stockholders is otherwise duly called for by New PRIMESTAR. Holders of shares of New PRIMESTAR Voting Common Stock are not entitled to cumulative voting rights.

 DIVIDENDS AND OTHER DISTRIBUTIONS

  Except as otherwise provided below, and subject to the rights, if any, of the holders of shares of any series of New PRIMESTAR Preferred Stock, holders of shares of New PRIMESTAR Class A Common Stock, holders of shares of New PRIMESTAR Class B Common Stock, holders of shares of New PRIMESTAR Class C Common Stock and holders of shares of New PRIMESTAR Class D Common Stock are entitled to receive equal dividends or other distributions per share, and whenever a dividend or other distribution is paid to the holders of any such class of New PRIMESTAR Common Stock, New PRIMESTAR will also pay to the holders of each such other class of New PRIMESTAR Common Stock a dividend or other distribution per share equal to the dividend or other distribution per share paid to the holders of such class of New PRIMESTAR Common Stock. Dividends and other distributions in cash, stock or property will be payable only as and when declared by the New PRIMESTAR Board from time to time out of assets or funds of New PRIMESTAR legally available therefor.

  If at any time a dividend or other distribution (collectively, a "share distribution") payable in shares of any class of New PRIMESTAR Common Stock or any other securities of New PRIMESTAR or of any other corporation, partnership, limited liability company, trust or other legal entity is to be made with respect to any class of New PRIMESTAR Common Stock, such share distribution may be declared and paid only as follows, and share distributions declared and paid as follows will be deemed to be equal distributions for purposes of the previous paragraph:

    (i) a share distribution consisting of (A) shares of New PRIMESTAR Class A Common Stock (or Convertible Securities (as defined below) that are convertible into, exchangeable for or evidence the right to purchase shares of New PRIMESTAR Class A Common Stock), on an equal per share basis to holders of New PRIMESTAR Class A Common Stock, New PRIMESTAR Class B Common Stock, New PRIMESTAR Class C Common Stock and (B) on an equal per share basis, shares of New PRIMESTAR Class D Common Stock (or non-voting Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of New PRIMESTAR Class D Common Stock) to holders of New PRIMESTAR Class D Common Stock; provided, that if Convertible Securities are so distributed with respect to any such class of New PRIMESTAR Common Stock, then Convertible Securities shall be so distributed with respect to each such class of New PRIMESTAR Common Stock, and the Convertible Securities so distributed shall not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions;

    (ii) a share distribution consisting of (A) shares of New PRIMESTAR Class A Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of New PRIMESTAR Class A Common Stock) to holders of New PRIMESTAR Class A Common Stock and
  (B) on an equal per share basis, shares of New PRIMESTAR Class B Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of New PRIMESTAR Class B Common Stock) to holders of New PRIMESTAR Class B Common Stock and (C) on an equal per share basis, shares of New PRIMESTAR Class C Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of New PRIMESTAR Class C Common Stock) to holders of New PRIMESTAR Class C Common Stock and (D) on an equal per share basis, shares of New PRIMESTAR Class D Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of New PRIMESTAR Class D Common Stock) to holders of New PRIMESTAR Class D Common Stock; provided that if Convertible Securities are so distributed with respect to any such class of New PRIMESTAR Common Stock, then Convertible Securities shall be so distributed with respect to each such class of New PRIMESTAR Common Stock, and the Convertible Securities so distributed shall not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions; or

                                      A-2
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    (iii) a share distribution consisting of shares of any class or series of securities of New PRIMESTAR or any other corporation, partnership, limited liability company, trust or other legal entity other than New PRIMESTAR Class A Common Stock, New PRIMESTAR Class B Common Stock, New PRIMESTAR Class C Common Stock or New PRIMESTAR Class D Common Stock (and other than Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of New PRIMESTAR Class A Common
  Stock, New PRIMESTAR Class B Common Stock, New PRIMESTAR Class C Common Stock or New PRIMESTAR Class D Common Stock), either (x) on the basis of a distribution of identical securities, on an equal per share basis, to holders of New PRIMESTAR Class A Common Stock, New PRIMESTAR Class B Common Stock, New PRIMESTAR Class C Common Stock and New PRIMESTAR Class D Common Stock (provided, that holders of New PRIMESTAR Class D Common Stock shall receive non-voting securities (or non-voting Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase non-voting securities)); or (y) on the basis of a distribution of one class or series of securities to holders of New PRIMESTAR Class A Common Stock and, on an equal per share basis, one class or series of securities to holders of New PRIMESTAR Class B Common Stock and, on an equal per share basis, one class or series of securities to holders of New PRIMESTAR Class
  C Common Stock and, on an equal per share basis, one class or series of securities to holders of New PRIMESTAR Class D Common Stock; provided that the securities so distributed (and, if applicable, the securities into which the distributed securities are convertible or for which they are exchangeable or which they evidence the right to purchase) do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions; and provided, further, that (1) holders of shares of New PRIMESTAR Class A Common Stock receive a class or series of securities having no more than one vote per share (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase securities with no more than one vote per share), (2) holders of shares of New PRIMESTAR Class D Common Stock receive a class or series of securities that are non-voting (or non-voting Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase non-voting securities (provided, that such Convertible Securities may be convertible into, exchangeable for or evidence the right to purchase voting securities with no more than one vote per share on the same terms as the New PRIMESTAR Class D Common Stock is convertible into New PRIMESTAR Class A Common Stock as provided in the applicable provisions of the New PRIMESTAR Charter)), (3) holders of shares of New PRIMESTAR Class B Common Stock receive a class or series of securities having a number of votes per share equal to that of the class or series of securities distributed pursuant to clause (4) below (which shall in no event exceed ten votes per share) and having class voting rights identical to those for the shares of New PRIMESTAR Class B Common Stock as provided in the applicable provisions of the New PRIMESTAR Charter (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase securities having a number of votes per share equal to that of the class or series of securities distributed pursuant to clause (4) below (which shall in no event exceed ten votes per share) and having class voting rights identical to those for the shares of New PRIMESTAR Class B Common Stock as provided in the applicable provisions of the New PRIMESTAR Charter), and (4) holders of shares of New PRIMESTAR Class C Common Stock receive a class or series of securities having a number of votes per share equal to that of the class or series of securities distributed pursuant to clause (3) above (which shall in no event exceed ten votes per share) and having class voting rights identical to those for the shares of New PRIMESTAR Class C Common Stock as provided in the applicable provisions of the New PRIMESTAR Charter (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase securities having a number of votes per share equal to that of the class or series of securities distributed pursuant to clause
  (3) above (which shall in no event exceed ten votes per share) and having class voting rights identical to those for the shares of New PRIMESTAR
  Class C Common Stock as provided in the applicable provisions of the New PRIMESTAR Charter); provided, that if Convertible Securities are so distributed with respect to any such class of New PRIMESTAR Common Stock, then Convertible Securities shall be so distributed with respect to each such class of New PRIMESTAR Common Stock, and the Convertible Securities so distributed shall not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions.

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  The term "Convertible Securities" means any securities of New PRIMESTAR
(other than any class of New PRIMESTAR Common Stock) that are convertible into, exchangeable for or evidence the right to purchase any shares of any class of New PRIMESTAR Common Stock, whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise.

  The New PRIMESTAR Board will determine its dividend policy with respect to the New PRIMESTAR Common Stock based on New PRIMESTAR's results of operations, financial condition, capital requirements and other circumstances, including restrictions that may be contained in agreements pursuant to which New PRIMESTAR borrows funds. It is the New PRIMESTAR Board's present intention to retain cash for the operations of New PRIMESTAR and it is anticipated that cash dividends will not be paid on the New PRIMESTAR Common Stock in the foreseeable future. The payment by New PRIMESTAR of dividends on and repurchases by New PRIMESTAR of its capital stock will be subject to certain restrictions, including those contained in the Indentures relating to the Notes and the Bank Credit Facility, both of which will be assumed by New PRIMESTAR in connection with the Restructuring Transaction. Future loan agreements may contain similar restrictions. See "THE ROLL-UP PLAN--Financing in Connection with the Restructuring Transaction."

 STOCK SPLITS, SUBDIVISIONS, COMBINATIONS AND RECLASSIFICATIONS

  In the case of any split, subdivision, combination or reclassification of shares of New PRIMESTAR Class A Common Stock, New PRIMESTAR Class B Common Stock, New PRIMESTAR Class C Common Stock or New PRIMESTAR Class D Common Stock (other than share distributions described above under the subheading "-- Dividends and Other Distributions"), the shares of each other such class of New PRIMESTAR Common Stock will also be split, subdivided, combined or reclassified, in each case so that the numbers of shares of New PRIMESTAR Class A Common Stock, New PRIMESTAR Class B Common Stock, New PRIMESTAR Class C Common Stock and New PRIMESTAR Class D Common Stock outstanding immediately following such split, subdivision, combination or reclassification will bear the same relationship to one another as do the numbers of shares of New PRIMESTAR Class A Common Stock, New PRIMESTAR Class B Common Stock, New PRIMESTAR Class C Common Stock and New PRIMESTAR Class D Common Stock outstanding immediately prior to such split, subdivision, combination or reclassification.

 CONVERSION

  Optional Conversion. Each share of New PRIMESTAR Class B Common Stock is convertible, at the option of its holder, into one share of New PRIMESTAR Class A Common Stock at any time. Each share of New PRIMESTAR Class C Common Stock is convertible, at the option of its holder, into one share of New PRIMESTAR Class B Common Stock at any time. Shares of New PRIMESTAR Class A Common Stock and New PRIMESTAR Class D Common Stock are not convertible at any time except, in the case of New PRIMESTAR Class D Common Stock, as provided under "--Mandatory and Automatic Conversion."

  Mandatory and Automatic Conversion. Each issued and outstanding share of New PRIMESTAR Class C Common Stock will, without any further act on the part of the holder thereof or New PRIMESTAR, be mandatorily and automatically converted into one share of New PRIMESTAR Class B Common Stock upon the tenth anniversary of the Effective Date.

  Each issued and outstanding share of New PRIMESTAR Class D Common Stock will, without any further act on the part of the holder thereof or New PRIMESTAR, be mandatorily and automatically converted into one share of New PRIMESTAR Class A Common Stock upon transfer of such share to any person other than ASkyB, News Corp. or any of their respective affiliates.

 BOARD OF DIRECTORS

  Number of Members. The New PRIMESTAR Board will consist of eleven members until the Class C Termination Date, which is the earlier to occur of (i) the tenth anniversary of the Effective Date and (ii) the date

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on which the New PRIMESTAR Class C Common Stock voting as a class will not be entitled to elect a specified number of directors to the New PRIMESTAR Board as provided below. On and after the Class C Termination Date, the New PRIMESTAR Board will consist of not less than three members, the exact number of which will from time to time be determined by resolution of the New PRIMESTAR Board.

  Class B Directors. So long as at least 80% of the shares of New PRIMESTAR Class B Common Stock outstanding on the Effective Date remain outstanding, the New PRIMESTAR Class B Common Stock voting as a class will be entitled to elect three Class B Directors to the New PRIMESTAR Board. So long as less than 80% but at least 60% of the shares of New PRIMESTAR Class B Common Stock outstanding on the Effective Date remain outstanding, the New PRIMESTAR Class B Common Stock voting as a class will be entitled to elect two Class B Directors. So long as less than 60% but at least 40% of the shares of New PRIMESTAR Class B Common Stock outstanding on the Effective Date remain outstanding, the New PRIMESTAR Class B Common Stock voting as a class will be entitled to elect one Class B Director. The right of the New PRIMESTAR Class B Common Stock voting as a class to elect a specified number of Class B Directors will terminate upon the earlier to occur of (x) the date on which less than 40% of the shares of New PRIMESTAR Class B Common Stock outstanding on the Effective Date remain outstanding and (y) the Class C Termination Date.

  Class C Directors. So long as at least 80% of the shares of New PRIMESTAR Class C Common Stock outstanding on the Effective Date remain outstanding, the New PRIMESTAR Class C Common Stock voting as a class will be entitled to elect the lesser of (x) six Class C Directors to the New PRIMESTAR Board and (y) the number of Class C Directors determined by adding the then applicable Individual Class C Stockholder Caps (as defined below). So long as less than 80% but at least 66.7% of the shares of New PRIMESTAR Class C Common Stock outstanding on the Effective Date remain outstanding, the New PRIMESTAR Class C Common Stock voting as a class will be entitled to elect the lesser of (x) five Class C Directors and (y) the number of Class C Directors determined by adding the then applicable Individual Class C Stockholder Caps. So long as less than 66.7% but at least 53.4% of the shares of New PRIMESTAR Class C Common Stock outstanding on the Effective Date remain outstanding, the New PRIMESTAR Class C Common Stock voting as a class will be entitled to elect the lesser of (x) four Class C Directors and (y) the number of Class C Directors determined by adding the then applicable Individual Class C Stockholder Caps. So long as less than 53.4% but at least 40.1% of the shares of New PRIMESTAR Class C Common Stock outstanding on the Effective Date remain outstanding, the New PRIMESTAR Class C Common Stock voting as a class will be entitled to elect the lesser of (x) three Class C Directors and (y) the number of Class C Directors determined by adding the then applicable Individual Class C Stockholder Caps. In the event that less than 40.1% of the shares of New PRIMESTAR Class C Common Stock outstanding on the Effective Date remain outstanding, the New PRIMESTAR Class C Common Stock voting as a class will not be entitled to elect a specified number of Class C Directors. The "Individual Class C Stockholder Caps" as of any date of determination will be as follows (for purposes of this definition, TWE and Newhouse together with their respective affiliates, will collectively be deemed to be a single Class C Stockholder, and Class C Stockholders that are affiliates of one another will collectively be deemed to be a single Class C Stockholder): (A) three Class C Directors in respect of any Class C Stockholder that is the record holder on such date of determination of a number of shares of New PRIMESTAR Class C Common Stock equal to 80% or more of the aggregate number of shares of New PRIMESTAR Class C Common Stock held of record by TWE and Newhouse on the Effective Date; (B) two Class C Directors in respect of any Class C Stockholder that is the record holder on such date of determination of a number of shares of New PRIMESTAR Class C Common Stock that is less than 80% of the aggregate number of shares of New PRIMESTAR Class C Common Stock held of record by TWE and Newhouse on the Effective Date but greater than or equal to 160% of the number of shares of New PRIMESTAR Class C Common Stock held of record by the Smallest C (as defined below) on the Effective Date; and (C) one Class C Director in respect of any Class C Stockholder that is the record holder on such date of determination of a number of shares of New PRIMESTAR Class C Common Stock that is less than 160% but greater than or equal to 80% of the number of shares of New PRIMESTAR Class C Common Stock held of record by the Smallest C on the Effective Date. "Smallest C" means any one of MediaOne (together with its affiliates),

Cox and Comcast, being the beneficial owner of the lowest number of outstanding shares of New PRIMESTAR Class C Common Stock among such persons as of the Effective Date.

  Common Directors. The New PRIMESTAR Voting Common Stock voting together as a single class will be entitled to elect such number of Common Directors to the New PRIMESTAR Board as shall equal the total number of directors minus the number of Class B Directors and Class C Directors that the New PRIMESTAR Class B Common Stock and the New PRIMESTAR Class C Common Stock will respectively be entitled to elect at any time as provided under "--Class B Directors" and "-- Class C Directors" above. The New PRIMESTAR Board will consist exclusively of Common Directors on and after the Class C Termination Date. Prior to the Class C Termination Date, the New PRIMESTAR Board's nominees for election as Common Directors will be approved by the affirmative vote of 83% of the Class B Directors and the Class C Directors then in office. On and after the Class C Termination Date, the New PRIMESTAR Board's nominees for election as Common Directors will be approved by a simple majority of the New PRIMESTAR Board.

  Removal of Directors. Directors may be removed from office with "cause" (as defined in the New PRIMESTAR Charter) only upon the affirmative vote of, prior to the Class C Termination Date, the holders of record of at least 83%, and on and after the Class C Termination Date, the holders of record of at least 66 2/3%, of the total voting power of the then outstanding shares of New PRIMESTAR Voting Common Stock voting together as a single class. Directors may be removed from office without "cause" only upon the affirmative vote of (i) in the case of Class B Directors, the holders of record of at least 66 2/3% of the total voting power of the then outstanding shares of New PRIMESTAR Class B Common Stock voting separately as a class, (ii) in the case of Class C Directors, the holders of record of at least 66 2/3% of the total voting power of the then outstanding shares of New PRIMESTAR Class C Common Stock voting separately as a class and (iii) in the case of Common Directors, prior to the Class C Termination Date, the holders of record of at least 83%, and on and after the Class C Termination Date, the holders of record of at least 66 2/3%, of the total voting power of the then outstanding shares of New PRIMESTAR Voting Common Stock voting together as a single class.

  Filling of Newly Created Directorships and Vacancies. Any newly created directorship for a Class B Director or vacancy in the office of a Class B Director will be filled either by (A) the affirmative vote of a majority of the remaining Class B Directors or of the sole remaining Class B Director, as the case may be or (B) if the vacancy or newly created directorship has not been filled pursuant to (A) above, the holders of at least a majority of the total voting power of the then outstanding New PRIMESTAR Class B Common Stock voting separately as a class. Any newly created directorship for a Class C Director or vacancy in the office of a Class C Director will be filled solely by the affirmative vote of holders of at least 66 2/3% of the total voting power of the then outstanding shares of New PRIMESTAR Class C Common Stock voting separately as a class. Any newly created directorship for a Common Director or vacancy in the office of a Common Director will be filled solely by the affirmative vote of 83% of the Class B Directors and the Class C Directors then in office if such newly created directorship is created or such vacancy occurs prior to the Class C Termination Date or by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining Common Director, as the case may be, if such newly created directorship is created or such vacancy occurs on or after the Class C Termination Date. Any director elected as provided above to fill a newly created directorship or vacancy will serve the same remaining term as that of his or her predecessor, if applicable, and until his or her successor has been elected and has qualified.

  Preferred Stock. Anything contained herein to the contrary notwithstanding, the provisions of the New PRIMESTAR Charter with respect to the number of directors constituting the New PRIMESTAR Board, the removal of directors and the filling of vacancies are in each case subject to the rights of holders of any series of New PRIMESTAR Preferred Stock that may be created and outstanding from time to time after the Closing of the Restructuring Transaction.

 LIQUIDATION RIGHTS

  In the event of a liquidation, dissolution or winding up of New PRIMESTAR, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of New PRIMESTAR and subject to the prior payment in full of or provision for the preferential or other amounts to which any series of New PRIMESTAR Preferred Stock outstanding at any time may be entitled, holders of shares of New PRIMESTAR Common Stock will be entitled to receive all assets and funds of New PRIMESTAR available for distribution to the holders of shares of New PRIMESTAR Common Stock, pro rata in accordance with the numbers of such shares held by such holders, respectively, without regard to class.

 MERGERS

  In the event of any merger, consolidation, purchase or acquisition of property or stock or other reorganization in which any consideration is to be received by holders of shares of New PRIMESTAR Class A Common Stock, holders of shares of New PRIMESTAR Class B Common Stock, holders of shares of New PRIMESTAR Class C Common Stock or holders of shares of New PRIMESTAR Class D Common Stock, holders of each such class of New PRIMESTAR Common Stock will receive the same consideration on a per share basis.

  Notwithstanding the previous paragraph, if any consideration received by holders of New PRIMESTAR Class A Common Stock, holders of New PRIMESTAR Class B Common Stock, holders of New PRIMESTAR Class C Common Stock and holders of New PRIMESTAR Class D Common Stock in connection with a merger, consolidation, purchase or acquisition of property or stock or other reorganization will consist of securities (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase other securities), and such securities (or Convertible Securities) do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions:

    (i) holders of shares of New PRIMESTAR Class B Common Stock and holders of shares of New PRIMESTAR Class C Common Stock may receive, on an equal per share basis, voting securities with up to ten times the number of votes per share as those voting securities to be received by holders of shares of New PRIMESTAR Class A Common Stock and with respective class voting rights corresponding to those for shares of New PRIMESTAR Class B Common Stock and New PRIMESTAR Class C Common Stock as provided in the New PRIMESTAR Charter (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase voting securities with up to ten times the number of votes per share as those voting securities issuable upon the conversion, exchange or exercise of the Convertible Securities to be received by holders of shares of New PRIMESTAR Class A Common Stock and with respective class voting rights corresponding to those for shares of New PRIMESTAR Class B Common Stock and New PRIMESTAR Class C Common Stock as provided in the New PRIMESTAR Charter; provided that holders of shares of New PRIMESTAR Class B Common Stock and holders of shares of New PRIMESTAR Class C Common Stock will receive securities that do not differ in any respect other than differences corresponding to the differences between the New PRIMESTAR Class B Common Stock and New PRIMESTAR Class C Common Stock as provided in the New PRIMESTAR Charter; and

    (ii) holders of shares of New PRIMESTAR Class D Common Stock may receive non-voting securities (or non-voting Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase other non-voting securities).

 NO PREEMPTIVE RIGHTS

  Holders of shares of New PRIMESTAR Common Stock are not entitled to preemptive rights.

 SUPERMAJORITY VOTING RIGHTS

  In addition to any other vote required under the New PRIMESTAR Charter or by applicable law, until the Class C Termination Date, the affirmative vote of the holders of record of (i) a majority of the total voting power of the then outstanding shares of New PRIMESTAR Class B Common Stock and (ii) 83% of the total voting power of the then outstanding shares of New PRIMESTAR Class C Common Stock, in each case voting separately as a class, is required in order for New PRIMESTAR to effect (a) the amendment, alteration or repeal of any provision of the New PRIMESTAR Charter (subject to certain limited exceptions); (b) the amendment, alteration or repeal of any provision of the New PRIMESTAR Bylaws (subject to certain exceptions, the amendment, alteration or repeal of which requires either (1) a simple majority vote of the New PRIMESTAR Board or (2) the affirmative vote of the holders of record of a majority of the total voting power of the then outstanding New PRIMESTAR Voting Common Stock voting together as a single class); (c) except as otherwise provided in Section 253 of the DGCL (or any successor provision thereto), the merger or consolidation of New PRIMESTAR or any of its Subsidiaries (as defined below) with or into any person (except the TSAT Merger and except a merger between direct or indirect wholly-owned subsidiaries of New PRIMESTAR or a merger between a direct or indirect wholly-owned subsidiary of New PRIMESTAR and New PRIMESTAR if New PRIMESTAR is the surviving entity of such merger and there is no change in any class or series of outstanding capital stock of New PRIMESTAR nor any amendment to the New PRIMESTAR Charter); (d) (x) the disposition, directly or indirectly, by New PRIMESTAR (or by one or more direct or indirect subsidiaries thereof) by sale, merger, new issuances or otherwise to a person other than New PRIMESTAR or a direct or indirect wholly-owned subsidiary of New PRIMESTAR of shares of the capital stock of one or more direct or indirect Subsidiaries of New PRIMESTAR or (y) the disposition, directly or indirectly, by New PRIMESTAR (or by one or more direct or indirect subsidiaries thereof) by sale, merger or otherwise (other than to New PRIMESTAR or a direct or indirect wholly-owned subsidiary of New PRIMESTAR), in any transaction or series of transactions outside the ordinary course of the business of New PRIMESTAR, of all or substantially all the assets of New PRIMESTAR and its Subsidiaries on a consolidated basis, except for pledges, grants of security interests, security deeds, mortgages or similar encumbrances securing bona fide indebtedness; (e) the dissolution or liquidation of New PRIMESTAR; (f) the authorization or issuance by New PRIMESTAR of shares of any class of capital stock with more than one vote per share, securities convertible into or exchangeable for shares of any such series or class of capital stock or options, warrants or other rights to acquire such capital stock or securities, subject to certain exceptions; and
(g) the voluntary bankruptcy of New PRIMESTAR. In addition, whether before or after the Class C Termination Date, the affirmative vote of the holders of record of at least 66 2/3% of the total voting power of the then outstanding New PRIMESTAR Voting Common Stock voting together as a single class is required in order for New PRIMESTAR to effect the foregoing actions, except the actions described in clauses (f) and (g), for which no stockholder vote shall be required, unless otherwise required pursuant to the New PRIMESTAR Charter or applicable law. "Subsidiary" of New PRIMESTAR means (i) a corporation in which New PRIMESTAR, directly or indirectly, owns capital stock having a majority of the voting power of such corporation's capital stock to elect directors under ordinary circumstances and (ii) any partnership, limited liability company, trust or other legal entity (other than a corporation) in which New PRIMESTAR, directly or indirectly, has (x) a majority ownership interest or (y) the power to elect or direct the election of a majority of the members of the governing body of such entity.

  In addition to the foregoing, (i) the amendment, alteration or repeal of any provision of the terms of the New PRIMESTAR Class B Common Stock requires the affirmative vote of the holders of record of a majority of the total voting power of the then outstanding shares of New PRIMESTAR Class B Common Stock, voting separately as a class, and the affirmative vote of the holders of record of, prior to the Class C Termination Date, 83%, and on and after the Class C Termination Date, a majority, of the total voting power of the then outstanding shares of New PRIMESTAR Class C Common Stock, voting separately as a class and (ii) the amendment, alteration or repeal of any provision of the terms of the New PRIMESTAR Class C Common Stock requires the affirmative vote of the holders of record of, prior to the Class C Termination Date, 83%, and on and after the Class C Termination Date, a majority, of the total voting power of the then outstanding shares of New PRIMESTAR Class C Common Stock, voting separately as a class. However, the New PRIMESTAR Charter provides that, without the affirmative vote of the holders of record of a majority of the total voting power of the then outstanding shares of New PRIMESTAR Class B Common Stock, voting separately as a class, the terms of the New PRIMESTAR Class C Common Stock may not be amended or altered to (x) increase the number of votes per share of New PRIMESTAR Class C Common Stock over the number of votes per share of New PRIMESTAR Class B Common Stock, (y) provide for a preference of the New PRIMESTAR Class C Common Stock relative to the New PRIMESTAR Class B Common Stock as to payment of dividends or on a liquidation or dissolution of New PRIMESTAR or (z) exempt the New PRIMESTAR Class C Common Stock but not the

New PRIMESTAR Class B Common Stock from the provisions of the New PRIMESTAR Charter relating to restrictions on ownership of shares of New PRIMESTAR Common Stock.

PREFERRED STOCK

  The New PRIMESTAR Charter expressly authorizes the New PRIMESTAR Board to provide for the issuance of all or any shares of the New PRIMESTAR Preferred Stock in one or more series and to fix for each series the number of shares constituting such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the New PRIMESTAR Board providing for the issuance of such series.

 CONVERTIBLE PREFERRED STOCK

  It is expected that the New PRIMESTAR Convertible Preferred Stock will have a stated liquidation value of $10,000 per share, and that an aggregate of 120,000 shares of New PRIMESTAR Convertible Preferred Stock will be authorized for issuance in connection with the ASkyB Transaction, if that transaction is consummated. The New PRIMESTAR Convertible Preferred Stock will rank senior to the New PRIMESTAR Common Stock with respect to dividend rights and rights upon dissolution, liquidation or winding up.

  The holders of New PRIMESTAR Convertible Preferred Stock, in preference to the holders of shares of capital stock ranking junior to the New PRIMESTAR Convertible Preferred Stock as to dividends, will be entitled to receive cumulative dividends at the annual rate of 5% of the liquidation value of such shares, payable quarterly, to the extent of funds legally available therefor. Dividends will accrue on the New PRIMESTAR Convertible Preferred Stock on a daily basis, whether or not earned or declared, from the date of original issue of such shares. If any dividend is not declared and paid in full when due, in accordance with the terms of this series, then the dividend rate will increase to an annual rate of 6.5% of the liquidation value and such increased dividend rate will continue in effect until all accrued and unpaid dividends on the New PRIMESTAR Convertible Preferred Stock will have been paid in full; provided that when all accrued and unpaid dividends on the New PRIMESTAR Convertible Preferred Stock have been so paid in full, the dividend rate will thereafter revert to the original rate. Prior to the fourth anniversary of the closing of the ASkyB Transaction (the "Reset Date"), New PRIMESTAR may, at its option, make any dividend payment to holders of record of the New PRIMESTAR Convertible Preferred Stock in cash or in shares of the New PRIMESTAR Class D Common Stock or in any combination of cash and such shares; provided that any such dividend payable in shares to any person other than ASkyB, News Corp. or any of their respective affiliates will be paid in shares of New PRIMESTAR Class A Common Stock. From and after the Reset Date, all dividend payments will be made solely in cash.

  Upon the dissolution, liquidation or winding up of New PRIMESTAR, holders of shares of New PRIMESTAR Convertible Preferred Stock will be entitled to receive and be paid out of the assets of New PRIMESTAR available for distribution to stockholders, (x) first, an amount equal to any accrued but unpaid dividends on the New PRIMESTAR Convertible Preferred Stock, and (y) second, an amount equal to the liquidation value thereof, which amounts will be paid (i) before any payment or distribution will be made on or with respect to any class of stock ranking junior to the New PRIMESTAR Convertible Preferred Stock upon a dissolution, liquidation or winding up of New PRIMESTAR; (ii) on a pari passu basis with any class or series of preferred stock which, by its terms, ranks pari passu with the New PRIMESTAR Convertible Preferred Stock upon a dissolution, liquidation or winding up of New PRIMESTAR; and (iii) after any class or series of preferred stock which, by its terms, ranks senior to the New PRIMESTAR Convertible Preferred Stock upon a dissolution, liquidation or winding up of New PRIMESTAR.

  The New PRIMESTAR Convertible Preferred Stock will have no voting rights, except as required by applicable law, and except that the affirmative vote of the holders of at least a majority of the outstanding shares of the New PRIMESTAR Convertible Preferred Stock will be necessary to issue any additional shares of New PRIMESTAR Convertible Preferred Stock.

  The New PRIMESTAR Convertible Preferred Stock will be redeemable at the option of New PRIMESTAR, in whole at any time after the Reset Date and in part from time to time after the Reset Date for a redemption price per share equal to the Liquidation Preference (as defined below) thereof on such redemption date. New PRIMESTAR shall redeem the New PRIMESTAR Convertible Preferred Stock on the tenth anniversary of the closing of the ASkyB Transaction for a redemption price per share equal to the Liquidation Preference thereof on such redemption date. The "Liquidation Preference" of a share of the New PRIMESTAR Convertible Preferred Stock as of any date in question means an amount equal to the sum of (i) the stated liquidation value of $10,000 per share, plus (ii) for purposes of determining redemption payments, an amount equal to all unpaid cumulative dividends accrued on such share, whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of New PRIMESTAR legally available for the payment of dividends.

  Each share of New PRIMESTAR Convertible Preferred Stock will be convertible, at the option of its holder, at any time and from time to time into the number of shares of New PRIMESTAR Class D Common Stock (or New PRIMESTAR Class A Common Stock, if the holder of the shares to be converted is any person other than ASkyB, News Corp. or any of their respective affiliates) equal to (x) the aggregate liquidation value of the shares to be converted divided by (y) the conversion price then in effect with respect to the New PRIMESTAR Convertible Preferred Stock. No fractional shares of New PRIMESTAR Class D Common Stock (or New PRIMESTAR Class A Common Stock, as the case may be) or scrip will be issued upon conversion of the New PRIMESTAR Convertible Preferred Stock. A holder otherwise entitled to a fractional share will receive cash, in an amount equal to the same fraction of the then current value of a share of New PRIMESTAR Convertible Preferred Stock (as determined in good faith by the New PRIMESTAR Board). Upon conversion of shares of New PRIMESTAR Convertible Preferred Stock, the rights of the holder of the shares so converted, as a holder thereof, will cease. The initial conversion price with respect to the New PRIMESTAR Convertible Preferred Stock will be the Conversion Price (as defined in the ASkyB Agreement). See "THE ASKYB TRANSACTION--The ASkyB Agreement--Consideration to be Received in the ASkyB Transaction." The conversion price will be subject to adjustment in the case of certain corporate transactions as provided in the certificate of designation for the New PRIMESTAR Convertible Preferred Stock, and will be reduced on the Reset Date to 120% of the current market price of the New PRIMESTAR Class A Common Stock on the Reset Date, if such reset conversion price would be less than the conversion price otherwise in effect.

  In the event that New PRIMESTAR (i) pays a dividend or distribution on the outstanding New PRIMESTAR Common Stock in shares of New PRIMESTAR Class A Common Stock, (ii) subdivides the outstanding New PRIMESTAR Class A Common Stock, (iii) combines the outstanding shares of New PRIMESTAR Class A Common Stock into a smaller number of shares of New PRIMESTAR Common Stock or (iv) issues by reclassification of the New PRIMESTAR Class A Common Stock (whether pursuant to a merger or consolidation or otherwise) any other shares of New PRIMESTAR, then the holder of any shares of New PRIMESTAR Convertible Preferred Stock (or the transferee of such holder, as the case may be) surrendered for conversion after the record date for, or effective date of (as the case may be), such event, will have the right thereafter to receive upon conversion of such shares of New PRIMESTAR Convertible Preferred Stock (or upon conversion of the shares of New PRIMESTAR Class D Common Stock issuable upon the conversion of such shares of New PRIMESTAR Convertible Preferred Stock, as the case may be) the aggregate number and kind of shares of capital stock of New PRIMESTAR which such holder (or transferee) would have been entitled to receive in respect of such dividend, distribution, subdivision or reclassification if such shares of New PRIMESTAR Convertible Preferred Stock had been converted immediately prior to the record date for, or effective date of (as the case may be), such event, and the conversion price will be appropriately adjusted. In addition, in the event of a reorganization, merger, consolidation or disposition of assets of New PRIMESTAR, pursuant to which cash or shares of stock or other securities, property or assets of New PRIMESTAR, or a successor or transferee or affiliate thereof, are to be received by or distributed to the holders of New PRIMESTAR Class A Common Stock, then the holders of New PRIMESTAR Convertible Preferred Stock (or the transferee of such holder, as the case may be) will have the right thereafter to receive, upon conversion of such shares of New PRIMESTAR Convertible Preferred Stock (or upon conversion of the shares of New PRIMESTAR Class D Common Stock issuable upon the conversion of such shares of New PRIMESTAR

Convertible Preferred Stock, as the case may be) the number of shares of stock or other securities, property or assets of New PRIMESTAR, or a successor or transferee or affiliate thereof, or cash receivable upon or as a result of such reorganization, merger, consolidation or disposition of assets by a holder of the number of shares of New PRIMESTAR Class A Common Stock equal to the number of shares of New PRIMESTAR Class A Common Stock into which such shares of New PRIMESTAR Convertible Preferred Stock may be converted.

  Holders of New PRIMESTAR Convertible Preferred Stock will be entitled to certain preemptive rights if New PRIMESTAR issues common stock, or securities convertible into or exercisable or exchangeable for shares of common stock, at below market value, at a time when New PRIMESTAR does not have a class of securities registered pursuant to Section 12 of the Exchange Act, but will not otherwise be entitled to any preemptive rights.

  The holders of shares of New PRIMESTAR Convertible Preferred Stock will be entitled to certain registration rights as provided in the ASkyB Registration Rights Agreement. See "THE ASKYB TRANSACTION--Registration Rights."

LIMITATION ON DIRECTORS' LIABILITY; INDEMNIFICATION

  The New PRIMESTAR Charter provides that, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, no director will be personally liable to New PRIMESTAR or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Under existing Delaware law, directors would not be liable except (i) for any breach of the director's duty of loyalty to New PRIMESTAR or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (involving the payment of an unlawful dividend), or (iv) for any transaction from which the director derived improper personal benefit. While the New PRIMESTAR Charter provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the New PRIMESTAR Charter will have no effect on the availability of equitable remedies, such as an injunction or rescission, based on a director's breach of his or her duty of care.

  Delaware law contains provisions permitting and, in some situations, requiring Delaware corporations, such as New PRIMESTAR, to provide indemnification to their officers and directors for losses and litigation expenses incurred in connection with their service to the corporation in those capacities. The New PRIMESTAR Charter requires New PRIMESTAR to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person that was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a "Proceeding"), by reason of the fact that such person is or was a director or officer of New PRIMESTAR or, while a director or officer of New PRIMESTAR, is or was serving at the request of New PRIMESTAR as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. The New PRIMESTAR Charter also requires New PRIMESTAR to indemnify or make advances (pursuant to the following sentence) to a person in connection with a Proceeding (or part thereof) initiated by such person only if the initiation of such Proceeding (or part thereof) was authorized by the New PRIMESTAR Board. The New PRIMESTAR Charter further requires New PRIMESTAR, subject to the last sentence of this paragraph, to pay the expenses (including attorneys' fees) incurred by any person that is or was a director or officer of New PRIMESTAR or, while a director or officer of New PRIMESTAR, is or was serving at the request of New PRIMESTAR as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, in defending any Proceeding in advance of its final disposition upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to indemnification. If a claim for indemnification or advancement of expenses is not paid in full within 60 calendar days after a written claim therefor has been received by New PRIMESTAR, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, will be entitled to be paid the expense of prosecuting such claim. In any such action, New PRIMESTAR will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

  The New PRIMESTAR Charter provides that such right of indemnification and advancement of expenses will, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of New PRIMESTAR or other person indemnified as provided above and will inure to the benefit of the heirs, executors and administrators of such person.

  The New PRIMESTAR Charter provides that the indemnification rights stated therein are not exclusive of any other rights that a person may have or may in the future acquire under any statute, provision of the New PRIMESTAR Charter, the New PRIMESTAR Bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise. The New PRIMESTAR Charter further states that no amendment, modification or repeal of the above-described provisions of the New PRIMESTAR Charter will adversely affect any right or protection of any person under such provisions of the New PRIMESTAR Charter in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.